Exhibit 99

Editorial Contact:	Investor Relations Contact:
Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Bruce Thomas Conexant Systems, Inc. (949) 483-2698

CONEXANT GROWS REVENUES 9 PERCENT AND PRO FORMA OPERATING
PROFIT 106 PERCENT SEQUENTIALLY IN FOURTH FISCAL QUARTER

ADSL Modem and Satellite Set-top Box Solutions Continue to Drive Performance

        NEWPORT BEACH, Calif., Oct. 30, 2003 – Conexant Systems, Inc. (Nasdaq: CNXT), a worldwide leader in semiconductor system solutions for digital home information and entertainment networks, today announced revenues of $164.7 million for the fourth quarter of fiscal 2003, which ended October 3, 2003. Fourth fiscal quarter revenues increased 9 percent over third fiscal quarter revenues of $151.0 million, and increased 24 percent over 2002 fourth fiscal quarter revenues of $133.1 million. Fourth fiscal quarter pro forma operating profit of $6.7 million increased by 106 percent from $3.2 million in the third fiscal quarter of 2003. On a pro forma basis, income from continuing operations for the fourth fiscal quarter of 2003 was $0.01 per diluted share, compared to $0.00 per diluted share in the third fiscal quarter. Revenue from ADSL modem and satellite set-top box solutions, two key growth areas for the company, increased more than 30 percent sequentially.

        Fiscal 2003 revenues of $600.0 million increased 15 percent over fiscal 2002 revenues of $521.7 million. For fiscal year 2003, the company achieved pro forma operating income of $10.8 million compared to a pro forma operating loss of $50.4 million for fiscal 2002. On a pro forma basis, income from continuing operations for fiscal 2003 was $0.00 per diluted share, compared to a loss of $0.26 per diluted share in fiscal 2002. Financial results for continuing operations exclude the performance of Mindspeed Technologies, Inc., which was spun off to Conexant shareowners in a tax-free transaction in June 2003, and the performance of the company’s former wireless business, which was spun off to Conexant shareowners and merged to form Skyworks Solutions, Inc. in a tax-free transaction in June 2002.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	2

        “During fiscal 2003 Conexant completed its strategic transformation from a broad-based communications semiconductor supplier into a family of focused companies serving distinct markets,” said Dwight W. Decker, Conexant chairman and chief executive officer. “We begin our new fiscal year as a growing company with an accelerated earnings opportunity focused exclusively on delivering the technology and products that are driving the broadband digital home.

        “Conexant’s fourth fiscal quarter revenues increased 9 percent sequentially to $164.7 million, and 24 percent over the same quarter last year,” Decker continued. “Our revenue performance was driven by continued progress in our growth initiatives as we shipped a record number of set-top box components in the quarter and delivered another quarter of record unit shipments of our ADSL client-side modems. Combined, these two key product areas grew more than 30 percent sequentially and nearly 60 percent from the year-ago period.”

        Conexant’s pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data. Presented on a GAAP basis, the net profit for the fourth quarter of fiscal 2003 was $37.2 million, or $0.12 per diluted share, compared to a net loss of $49.1 million in the third fiscal quarter of 2003, or a loss of $0.18 per diluted share. Excluding the loss from discontinued operations, GAAP income from continuing operations for the fourth quarter of fiscal 2003 was $37.2 million, or $0.12 per diluted share, compared to $3.2 million in the third fiscal quarter of 2003, or $0.01 per diluted share.

        Gross margin for the fourth fiscal quarter was 44 percent, up approximately one percent from the previous quarter. Pro forma quarterly operating expenses of $65.4 million were in line with expectations, up $3.7 million from the previous quarter, primarily due to salaries, benefits and certain other operational costs associated with an additional week in the fourth fiscal accounting quarter. The company’s cash, cash equivalents and short-term investments totaled $175.5 million at the end of the quarter, reflecting a sequential increase of $10.5 million.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	3

First Quarter Fiscal 2004 Outlook

        “As we enter our new fiscal year, we expect to continue our steady growth with December quarter revenues forecasted to be up approximately 5 percent sequentially, in a range from $170 to $175 million, and we anticipate that we will further improve our gross margin to between 44 and 45 percent,” Decker said. “We expect first fiscal quarter operating expenses to return to a more normal level of approximately $62 million.

        “Most importantly, for the third consecutive quarter, we plan to more than double our pro forma operating profit, demonstrating the continued leverage in our business model as we deliver on our accelerated earnings growth opportunity,” Decker concluded.

Note to Editors, Analysts and Investors

        The Conexant fourth fiscal quarter 2003 conference call will take place on Thursday, October 30, 2003, at 2:00 p.m. PST/5:00 p.m. EST. To listen to the conference call via telephone, please call (800) 680-9685 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, please visit the investor relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will begin at 5:00 p.m. PST on Thursday, October 30, and end at 5:00 p.m. PST on Friday, November 7. The replay will be available on Conexant’s Web site at www.conexant.com/ir or by calling (800) 858-5309 (domestic) or (334) 323-7226 (international); access code: 40313, pass code: 16809.

About Conexant

        Conexant’s innovative semiconductor system solutions are driving digital home information and entertainment networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop leading integrated silicon solutions for cable, satellite, terrestrial data and digital video networks.

        Key products include digital subscriber line (DSL) and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. The company also offers a suite of wireless data and networking components solutions that includes HomePlug®, HomePNA™ and WLAN (802.11) components and reference designs.

        Conexant is a fabless semiconductor company and has approximately 1,450 employees. The company is headquartered in Newport Beach, Calif. To learn more, visit us at www.conexant.com.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	4

Safe Harbor Statement

        This press release contains statements relating to future results of Conexant (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; and the uncertainties of litigation, as well as other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Conexant is a trademark of Conexant Systems, Inc. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. and HomePNA is a trademark of the Home Phoneline Networking Alliance. Other brands and names contained in this release are the property of their respective owners.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	5

CONEXANT SYSTEMS, INC. Pro Forma Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Sept. 30, 2002	2003	2002
Net revenues	$164,703	$150,950	$140,123	$133,062	$599,977	$521,726
Cost of goods sold	92,592	86,000	78,107	74,893	338,161	317,921

Gross margin	72,111	64,950	62,016	58,169	261,816	203,805
Operating expenses:
Research and development	41,494	38,804	38,810	41,441	158,877	156,945
Selling, general and administrative	23,955	22,915	22,850	22,846	92,154	97,249

Total operating expenses	65,449	61,719	61,660	64,287	251,031	254,194

Pro forma operating income (loss)	6,662	3,231	356	(6,118)	10,785	(50,389)
Other expense, net	(3,789)	(2,185)	(2,432)	(1,884)	(10,335)	(18,106)

Pro forma income (loss) before
income taxes	2,873	1,046	(2,076)	(8,002)	450	(68,495)
Provision (benefit) for income taxes	(1,314)	488	381	714	(129)	(1,838)

Pro forma income (loss) from
continuing operations	$4,187	$558	$(2,457)	$(8,716)	$579	$(66,657)

Pro forma income (loss) per share
from continuing operations-basic	$0.02	$—	$(0.01)	$(0.03)	$—	$(0.26)

Pro forma income (loss) per share
from continuing operations-diluted	$0.01	$—	$(0.01)	$(0.03)	$—	$(0.26)

Number of shares used in per share
computation-basic	273,241	268,489	266,543	265,085	268,586	258,998

Number of shares used in per share
computation-diluted	296,124	271,051	266,543	265,085	275,230	258,998

Continuing operations exclude the results of the company’s discontinued wireless communications business and Mexicali assembly and test operations which the company spun off in June 2002, and the discontinued Mindspeed Technologies Internet infrastructure business which the company spun off in June 2003.

Pro forma operating income (loss), pro forma income (loss) from continuing operations, and pro forma income (loss) per share from continuing operations exclude the amortization of intangible assets, special charges, stock compensation and certain non-operating gains and losses. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of pro forma income (loss) from continuing operations presented above with the company’s income (loss) from continuing operations as determined under generally accepted accounting principles is presented in the following table.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	6

CONEXANT SYSTEMS, INC. Reconciliation of Pro Forma Income (Loss) From Continuing Operations to Reported Results (unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Sept. 30, 2002	2003	2002
Pro forma income (loss) from
continuing operations	$4,187	$558	$(2,457)	$(8,716)	$579	$(66,657)
Amortization of intangible assets
and special items:
Amortization of intangible assets	914	925	799	4,080	3,437	19,489
Special charges (a)	4,794	6,526	285	332	18,379	30,499
Stock compensation	33	45	858	(958)	1,749	(2,094)
Debt conversion costs	—	—	—	—	—	10,435
Gain on debt extinguishment	—	(7,376)	(34,645)	—	(42,021)	—
Environmental charge	1,202	—	—	—	1,202	—
Equity in losses (earnings) of
equity method investees	(114)	2,423	2,113	958	3,119	2,707
Unrealized (gains) losses on note
receivable from Skyworks	(11,234)	76	5,785	—	(9,402)	—
Unrealized gain on the
Mindspeed warrant	(30,230)	—	—	—	(30,230)	—
Gains on sales of certain
investments and assets	(3,390)	(5,228)	—	—	(8,618)	(5,150)
Write-down of investments	5,000	—	34,402	13,532	39,402	21,207

Income (loss) from continuing
operations	$37,212	$3,167	$(12,054)	$(26,660)	$23,562	$(143,750)

Income (loss) per share, basic:
Pro forma income (loss) from
continuing operations	$0.02	$—	$(0.01)	$(0.03)	$—	$(0.26)
Amortization of intangible assets
and special items	0.12	0.01	(0.04)	(0.07)	0.09	(0.30)

Income (loss) from continuing
operations	$0.14	$0.01	$(0.05)	$(0.10)	$0.09	$(0.56)

Income (loss) per share, diluted:
Pro forma income (loss) from
continuing operations	$0.01	$—	$(0.01)	$(0.03)	$—	$(0.26)
Amortization of intangible assets
and special items	0.11	0.01	(0.04)	(0.07)	0.09	(0.30)

Income (loss) from continuing
operations	$0.12	$0.01	$(0.05)	$(0.10)	$0.09	$(0.56)

(a)	Special charges consist of asset impairments, restructuring charges, and gains and losses on the disposal of certain operating assets.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	7

CONEXANT SYSTEMS, INC. Consolidated Condensed Statements of Operations (unaudited, in thousands, except per share amounts)

	Three months ended				Year ended September 30,
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Sept. 30, 2002	2003	2002
Net revenues	$164,703	$150,950	$140,123	$133,062	$599,977	$521,726
Cost of goods sold	92,592	86,000	78,107	74,893	338,161	317,921

Gross margin	72,111	64,950	62,016	58,169	261,816	203,805
Operating expenses:
Research and development	41,527	38,849	38,741	41,002	159,354	156,350
Selling, general and administrative	23,955	22,915	23,777	22,327	93,426	95,750
Amortization of intangible assets	914	925	799	4,080	3,437	19,489
Special charges (b)	4,794	6,526	285	332	18,379	30,499

Total operating expenses	71,190	69,215	63,602	67,741	274,596	302,088

Operating income (loss)	921	(4,265)	(1,586)	(9,572)	(12,780)	(98,283)
Debt conversion costs	—	—	—	—	—	(10,435)
Gain on extinguishment of debt	—	7,376	34,645	—	42,021	—
Other income (expense), net	34,977	544	(44,732)	(16,374)	(5,808)	(36,870)

Income (loss) before income taxes	35,898	3,655	(11,673)	(25,946)	23,433	(145,588)
Provision (benefit) for income taxes	(1,314)	488	381	714	(129)	(1,838)

Income (loss) from continuing
operations	37,212	3,167	(12,054)	(26,660)	23,562	(143,750)
Discontinued operations, net of tax	—	(52,297)	(55,970)	(149,516)	(728,877)	(737,017)

Net income (loss)	$37,212	$(49,130)	$(68,024)	$(176,176)	$(705,315)	$(880,767)

Income (loss) per share, basic:
Continuing operations	$0.14	$0.01	$(0.05)	$(0.10)	$0.09	$(0.56)
Discontinued operations	—	(0.19)	(0.21)	(0.56)	(2.72)	(2.84)

Net income (loss)	$0.14	$(0.18)	$(0.26)	$(0.66)	$(2.63)	$(3.40)

Income (loss) per share, diluted:
Continuing operations	$0.12	$0.01	$(0.05)	$(0.10)	$0.09	$(0.56)
Discontinued operations	—	(0.19)	(0.21)	(0.56)	(2.65)	(2.84)

Net income (loss)	$0.12	$(0.18)	$(0.26)	$(0.66)	$(2.56)	$(3.40)

Number of shares used in per share
computation-basic	273,241	268,489	266,543	265,085	268,586	258,998

Number of shares used in per share
computation-diluted	303,488	271,051	266,543	265,085	275,230	258,998

(b)	Special charges consist of asset impairments, restructuring charges, and gains and losses on the disposal of certain operating assets.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	8

CONEXANT SYSTEMS, INC. Consolidated Condensed Balance Sheets (unaudited, in thousands)

	September 30, 2003	June 30, 2003	September 30, 2002
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments (c)	$175,469	$164,978	$260,554
Receivables, net	79,557	87,300	60,984
Notes receivable from Skyworks	—	—	180,000
Inventories	59,548	55,688	52,488
Deferred income taxes	13,600	32,302	32,233
Other current assets	26,524	35,047	47,382
Current assets of discontinued operations	—	—	29,992

Total current assets	354,698	375,315	663,633
Property, plant and equipment, net	36,310	35,466	51,140
Goodwill	56,865	57,070	46,426
Intangible assets, net	12,506	14,012	14,244
Deferred income taxes	241,260	223,600	224,168
Mindspeed warrant	119,230	89,000	—
Other assets	110,838	118,816	155,179
Non-current assets of discontinued operations	—	—	756,245

Total assets	$931,707	$913,279	$1,911,035

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,909	$78,137	$82,653
Accrued compensation and benefits	28,865	27,901	21,401
Other current liabilities	36,907	49,582	50,209
Current liabilities of discontinued operations	—	—	65,422

Total current liabilities	121,681	155,620	219,685
Convertible subordinated notes	581,825	581,825	681,825
Other liabilities	61,435	57,500	60,332
Non-current liabilities of discontinued operations	—	—	1,366

Total liabilities	764,941	794,945	963,208

Shareholders’ equity	166,766	118,334	947,827

Total liabilities and shareholders’ equity	$931,707	$913,279	$1,911,035

(c)	Cash, cash equivalents, and short-term investments as of September 30, 2003 includes the $55.6 million fair value of the 15% convertible notes receivable from Skyworks, and as of June 30, 2003 includes the $44.0 million fair value of the 15% convertible notes receivable from Skyworks, and $1.5 million in over-funded cash to Mindspeed which was returned to Conexant on July 7, 2003.

Conexant Grows Revenues 9 Percent and Pro Forma Operating Profit 106 Percent Sequentially in Fourth Fiscal Quarter	9

CONEXANT SYSTEMS, INC. Selected Other Data (unaudited, in thousands)

	Three months ended				Year ended September 30,
	Sept. 30, 2003	June 30, 2003	March 31, 2003	Sept. 30, 2002	2003	2002
Selected Data—From Continuing
Operations (a):
Depreciation (b)	$3,252	$3,648	$4,388	$5,896	$16,828	$29,144
Capital expenditures	6,289	5,197	5,161	1,248	19,844	13,058
Revenues By Region:
Americas	$18,145	$15,565	$15,796	$19,483	$68,738	$82,957
Asia-Pacific	128,474	125,606	113,862	103,096	481,055	381,781
Europe, Middle East and Africa	18,084	9,779	10,465	10,483	50,184	56,988

	$164,703	$150,950	$140,123	$133,062	$599,977	$521,726

(a)	Continuing operations exclude the discontinued wireless communications business and Mexicali assembly and test operations which was spun off in June 2002 and the discontinued Mindspeed Technologies internet infrastructure business which was spun off in June 2003.
(b)	Does not include amortization of goodwill and intangible assets, as applicable.